UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated July 28, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release of AGCO Corporation, issued June 28, 2004 (furnished for purposes of Item 12).

Item 12.      Results of Operations and Financial Condition

     On July 28, 2004, AGCO Corporation issued a press release reporting its financial results for the second quarter and six months ended June 30, 2004. A copy of the press release is hereby attached as Exhibit 99.1 and incorporated herein by reference.

     In the news release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, net income and earnings per share as computed under GAAP for the applicable period. AGCO considers operating income, net income and earnings per share to be the most comparable GAAP measures and AGCO has included, as a part of the news release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

     AGCO has included in this press release operating income, net income, and earnings per share amounts that have been adjusted to exclude restructuring expenses and restricted stock compensation. Restructuring charges occur regularly in AGCO’s business, but vary in size and frequency. Restricted stock compensation also varies widely in amount and frequency based upon the timing of grants and the performance of AGCO’s stock. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarter and will recur only in varied amounts and with unpredictable frequency. Management uses these amounts to compare performance to budget.

     The information in this Report and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: July 28, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release of AGCO Corporation, issued July 28, 2004.